UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, the Board of Directors of Broadstone Net Lease, Inc. (the “Company”) approved the Broadstone Net Lease, Inc. Change in Control Severance Protection Policy (the “Severance Policy”), in which all employees of the Company who are not party to an individual employment agreement will participate. The Severance Policy sets forth the Company’s policy on provision of severance payments and benefits under specified conditions in connection with and following a Change in Control (as defined in the Severance Policy). The Company believes these agreements help to retain employees, including our executive officers, who are critical to our long-term success.

Under the provisions of the Severance Policy, each of Mr. Roderick Pickney and Ms. Andrea Wright (each, an “Executive Participant”), are entitled to receive certain payments and benefits in the event that, within the period beginning three months prior to and ending twelve months following a Change in Control (the “Change in Control Protection Period”), the Company, or its successor, terminates the Executive Participant’s employment without “Cause” or the Executive Participants terminates his or her employment for “Good Reason” (as such terms are defined in the Severance Policy) (collectively, a “Qualifying Termination”). These payments and benefits include the following: (i) payment of accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Rights”); (ii) a lump sum payment equal 1.0 times the Executive Participant’s base salary; (iii) a lump sum payment equal to the Executive Participant’s annual target bonus; (iv) a lump sum payment equal to the prorated annual target bonus for year of date of termination, through the date of termination; and (v) payment of the employer portion of COBRA premiums for 12 months.

All of the severance payments and benefits, other than the Accrued Rights, are conditioned on the Executive Participant executing and not revoking a general release of claims for the benefit of the Company. In the event of any of the payments or benefits provided for under the Severance Policy or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the Executive Participant will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the Executive Participant.

The Severance Policy does not impact the terms of outstanding equity awards and the treatment of all equity awards held by the Executive Participants at the time of a Change in Control will be governed by the terms of the applicable award agreement and equity plan pursuant to which the outstanding awards were granted.

In the event of the Executive Participant’s employment is terminated by the Company for Cause, or the Executive Participant executive voluntarily terminates employment (without Good Reason) during the Change in Control Protection Period, the Executive Participant will be entitled to receive only the Accrued Rights. In the event the Company terminates the employment of the Executive Participant following the adoption of the Severance Policy, other than in the event of a Qualifying Termination, the terms of the Severance Policy will not apply. Other Company employees are also covered by the Severance Policy, and are entitled to generally similar payments and benefits with varied severance benefit payment levels, depending on the employee’s position with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 1, 2022, the record date for the Annual Meeting, there were 163,613,009 shares of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitled its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected eight directors to the Board of Directors of the Company (the “Board”) to serve until the Company’s 2023 annual meeting of stockholders, (ii) approved the amendment and restatement of the Company’s Articles of Incorporation, (iii) approved, on a non-binding advisory basis, the frequency of an advisory vote on the compensation of the Company’s named executive officers in future years, (iv) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers and (v) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The proposals are described in the Company’s proxy statement for the Annual Meeting which was filed with the Securities and Exchange Commission on March 25, 2022. The final voting results for each proposal are set forth below.

Proposal 1: Election of Directors

The officer holding the proxies solicited in connection with the Annual Meeting voted the shares as designated on the proxy, or if no such designation was made, in favor of the election of the nominees. At the Annual Meeting, the shareholders elected each of the eight director nominees, by the vote indicated below, to serve as a director until the Company’s annual meeting of stockholders to be held in 2023, or until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Against	Abstained	Broker Non-Votes
Laurie A. Hawkes	106,574,063	835,555	82,910	22,137,971
Denise Brooks-Williams	106,086,937	1,322,356	83,235	22,137,971
Michael A. Coke	106,652,899	756,293	83,336	22,137,971
Christopher J. Czarnecki	70,877,033	36,560,191	55,304	22,137,971
David M. Jacobstein	106,042,378	1,366,813	83,337	22,137,971
Shekar Narasimhan	105,304,814	2,104,279	83,435	22,137,971
Geoffrey H. Rosenberger	102,764,573	4,644,618	83,337	22,137,971
James H. Watters	104,110,703	3,298,489	83,336	22,137,971

Proposal 2: Amendment and Restatement of Articles of Incorporation

At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s Articles of Incorporation. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstained	Broker Non-Votes
106,662,117	454,576	375,835	22,137,971

Proposal 3: Say on Frequency

At the Annual Meeting, the Company’s stockholders approved, on a non-binding advisory basis, for the Company to hold an advisory “say on pay” vote every year. The table below sets forth the voting results for this proposal:

One Year	Two Year	Three Year	Abstained	Broker Non-Votes
106,736,202	384,872	121,844	249,610	22,137,971

In accordance with the Board’s prior determination to hold an advisory “say on pay” vote every year, subject to stockholder approval, and the stockholder’s indication that their preferred frequency is also to hold a “say on pay” vote every year, the Company will maintain its previously adopted annual “say on pay” policy.

Proposal 4: Say on Pay

At the Annual Meeting, the Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstained	Broker Non-Votes
105,111,231	1,934,270	447,027	22,137,971

Proposal 5: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as set forth below:

Votes For	Votes Against	Abstained
128,395,485	1,102,453	132,561

There were no broker non-votes on this proposal. No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	May 5, 2022	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary